Exhibit 99.1

Press Release

FIS Announces Cash Tender Offers for Certain Outstanding Senior Notes

JACKSONVILLE, Fla. —(BUSINESS WIRE)— November 21, 2019— Fidelity National Information Services, FIS™, (NYSE:FIS), a global leader in financial services technology, today announced that it has commenced tender offers (each individually, with respect to a series of notes, a “Tender Offer” with respect to such series, and collectively, the “Tender Offers”) to purchase for cash (1) any and all of its outstanding 3.625% Senior Notes due 2020, its outstanding 2.250% Senior Notes due 2021 and its outstanding 4.500% Senior Notes due 2022 (the “Any and All Tender Offer” and such notes, collectively, the “Any and All Notes”) and (2) up to an aggregate maximum repurchase amount of $650,000,000 principal amount (such principal amount, the “Aggregate Maximum Repurchase Amount”) of its outstanding 5.000% Senior Notes due 2025, its outstanding 4.750% Senior Notes due 2048 and its outstanding 4.500% Senior Notes due 2046 (the “Maximum Tender Offer” and such notes, collectively, the “Maximum Tender Offer Notes”, and the Maximum Tender Offer Notes together with the Any and All Notes, the “Securities”), subject to the acceptance priority levels noted in the second table below.

Any and All of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
3.625% Senior Notes due 2020	31620MAP1	$1,150,022,000	1.375% UST due 9/15/2020	FIT3	+35 bps
2.250% Senior Notes due 2021	31620MAS5	$750,000,000	2.625% UST due 7/15/2021	FIT4	+20 bps
4.500% Senior Notes due 2022	31620MAQ9	$300,006,000	1.5% UST due 8/15/2022	FIT5	+45 bps

Up to the Aggregate Maximum Repurchase Amount of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level(a)	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (b)(c)
5.000% Senior Notes due 2025	31620MAR7	$900,000,000	1	1.5% UST due 10/31/2024	FIT1	+55 bps	$30
4.750% Senior Notes due 2048	31620MAZ9	$600,000,000	2	2.25% UST due 8/15/2049	FIT1	+115 bps	$30
4.500% Senior Notes due 2046	31620MAU0	$500,000,000	3	2.25% UST due 8/15/2049	FIT1	+120 bps	$30

(a)

The offers with respect to the Maximum Tender Offer Notes are subject to the Aggregate Maximum Repurchase Amount. FIS will allocate the Aggregate Maximum Repurchase Amount to purchase Maximum Tender Offer Notes subject to the Acceptance Priority Level as more fully set forth in the Offer to Purchase (as defined below).

(b)	Per $1,000 principal amount.

(c)

The Total Consideration for Maximum Tender Offer Notes validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the Early Tender Payment.

The Any and All Tender Offer will expire at 5:00 p.m., New York City time, on December 2, 2019, unless extended or earlier terminated (the “Any and All Expiration Date”). Holders of the Any and All Notes must validly tender and not validly withdraw their Any and All Notes prior to or at the Any and All Expiration Date to be eligible to receive the applicable Total Consideration (as defined below) for such Any and All Notes.

The Maximum Tender Offer will expire at 11:59 p.m., New York City time, on December 19, 2019, unless extended or earlier terminated (the “Maximum Tender Expiration Date”). Holders of the Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes prior to or at 5:00 p.m., New York City time, on December 5, 2019, unless extended or earlier terminated (the “Early Tender Date”), to be eligible to receive the applicable Total Consideration for such Maximum Tender Offer Notes, which is inclusive of an amount in cash equal to the applicable amount set forth in the second table above under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of the Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but prior to or at the Maximum Tender Expiration Date will be eligible to receive the applicable Total Consideration for such Maximum Tender Offer Notes minus the Early Tender Payment.

All Maximum Tender Offer Notes tendered prior to or at the Early Tender Date will be accepted based on the acceptance priority levels noted in the second table above and will have priority over Maximum Tender Offer Notes tendered after the Early Tender Date, regardless of the acceptance priority levels of the Maximum Tender Offer Notes tendered after the Early Tender Date. Subject to applicable law, FIS may increase or decrease the amounts of cash available for purchase of any of the Maximum Tender Offer Notes in its sole discretion.

The applicable consideration (the “Total Consideration”) payable for each $1,000 principal amount of each series of Securities validly tendered and accepted for payment pursuant to the Tender Offers will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Security (the “Fixed Spread”) specified in the table above plus the applicable yield to par call date based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the applicable table above, calculated as of 2:00 p.m., New York City time, on December 2, 2019, in the case of the Any and All Tender Offer, and at 10:00 a.m., New York City time, on December 6, 2019, in the case of the Maximum Tender Offer, in each case unless extended or earlier terminated. In addition to the Total Consideration, FIS will also pay accrued and unpaid interest on Securities purchased up to, but not including, the applicable settlement date. The settlement date for the Any and All Tender Offer is expected to be promptly after the Any and All Expiration Date and is expected to be December 3, 2019. The settlement date for the Maximum Tender Offer Notes validly tendered and accepted for payment on the Early Tender Date is expected to be promptly after the Early Tender Date and is expected to be December 9, 2019. The settlement date for the Maximum Tender Offer Notes validly tendered and accepted for payment after the Early Tender Date is expected to be promptly after the Maximum Tender Expiration Date and is expected to be December 20, 2019.

Any and All Notes tendered pursuant to the Any and All Tender Offer may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on December 2, 2019, and Maximum Tender Offer Notes tendered pursuant to the Maximum Tender Offer may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on December 5, 2019 (such dates and times, as they may be extended with respect to the Any and All Notes or a series of Maximum Tender Offer Notes, the applicable “Withdrawal Deadline”).

After the applicable Withdrawal Deadline, you may not withdraw your tendered Securities unless FIS amends the applicable Tender Offer in a manner that is materially adverse to the tendering holders, in which case withdrawal rights may be extended as FIS determines, to the extent required by law (as determined by FIS), appropriate to allow tendering holders a reasonable opportunity to respond to such amendment. Additionally, FIS, in its sole discretion, may extend a Withdrawal Deadline for any purpose. If a custodian bank, broker, dealer, commercial bank, trust company or other nominee holds your Securities, such nominee may have an earlier deadline or deadlines for receiving instructions to withdraw tendered Securities.

The Tender Offers are being made pursuant to an Offer to Purchase, dated November 21, 2019 (the “Offer to Purchase”), which sets forth a more detailed description of the Tender Offers. Holders of the Securities are urged to read carefully the Offer to Purchase before making any decision with respect to the Tender Offers.

FIS’ obligation to accept for payment and to pay for the Securities validly tendered in the Tender Offers is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including a financing condition. The Tender Offers may be terminated or withdrawn in whole or terminated or withdrawn with respect to any series of the Securities, subject to applicable law. FIS reserves the right, subject to applicable law, to (i) waive any and all conditions to any of the Tender Offers, (ii) extend or terminate any of the Tender Offers, (iii) increase or decrease the Aggregate Maximum Repurchase Amount, or (iv) otherwise amend any of the Tender Offers in any respect.

FIS has retained BofA Securities and J.P. Morgan Securities LLC as dealer managers (the “Dealer Managers”) for the Tender Offers. FIS has retained D.F. King & Co, Inc. as the tender and information agent for the Tender Offers. For additional information regarding the terms of the Tender Offers, please contact: BofA Securities at (980) 387-3907 (collect) or (888) 292-0070 (toll-free); or J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3424 (collect). Requests for documents and questions regarding the tendering of securities may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (for banks and brokers only) or (800) 549-6864 (for all others toll-free), by email at fis@dfking.com or at www.dfking.com/fis or to the Dealer Managers at their respective telephone numbers.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About FIS

FIS is a leading provider of technology solutions for merchants, banks and capital markets firms globally. Our 55,000 people are dedicated to advancing the way the world pays, banks and invests by applying our scale, deep expertise and data-driven insights. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a Fortune 500® company and is a member of Standard & Poor’s 500® Index.

Forward-looking Statements

This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future events and are not statements of fact, actual results may differ materially from those projected. FIS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the risks related to the acceptance of any tendered Securities, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FIS’ Form 10-K for the year ended December 31, 2018, FIS’ Form 10-Q for the quarterly period ended September 30, 2019 and FIS’ other filings with the Securities and Exchange Commission.

Source: Fidelity National Information Services

For More Information:

Kim Snider

Senior Vice President

FIS Global Marketing and Communications

904.438.6278

kim.snider@fisglobal.com

Nathan Rozof

FIS Corporate Finance

904.438.6918

nathan.rozof@fisglobal.com